SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2008

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 5, 2008, Intelsat, Ltd. announced that its indirect wholly-owned subsidiary, Intelsat Subsidiary Holding Company, Ltd., is offering to purchase for cash any and all of its outstanding 8¼% Senior Notes due 2013 and 8 5/8% Senior Notes due 2015 and that its indirect wholly-owned subsidiary, Intelsat Corporation, is offering to purchase for cash any and all of its outstanding 9% Senior Notes due 2014 and 9% Senior Notes due 2016, in each case at a purchase price of 101% of the principal amount of such notes plus accrued and unpaid interest to the date of purchase.

On March 5, 2008, Intelsat, Ltd. issued a press release relating to the foregoing matters, a copy of which is furnished herewith as an exhibit.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated March 5, 2008 entitled “Intelsat Announces Commencement of Change of Control Offers.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2008

INTELSAT, LTD.

By:	/s/ Jeffrey Freimark
Name:	Jeffrey Freimark
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 5, 2008 entitled “Intelsat Announces Commencement of Change of Control Offers.”